Exhibit 32
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
     In connection with the Annual Report of Harrington West Financial Group, Inc. (the “Company”) on Form 10-K for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the undersigneds’ best knowledge and belief:
(a) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended: and
(b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated this 23rd day of March 2007.

Harrington West Financial Group, Inc.
/s/ Craig J. Cerny
Craig J. Cerny
Chief Executive Officer

/s/ William W. Phillips, jr.
William W. Phillips, Jr.
President, Chief Operating Officer

/s/ Kerril Steele
Kerril Steele
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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